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EXHIBIT 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated April 5, 2002, except as to events described in Note 15 which is dated May 28, 2002, relating to the financial statements and our report dated April 5, 2002 relating to the financial statement schedule, which appear in Intraware, Inc.'s Annual Report on Form 10-K for the year ended February 28, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
May 29, 2002

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  EXHIBIT 23.1
Consent of Independent Accountants